EXHIBIT 99.1

Barfresh Completes $2.5 Million Private Placement to Fund Growth of Global
Ready-to-Blend Beverage Business

DENVER, CO--(Marketwired - Mar 21, 2014) -  Barfresh Food Group, Inc. (Barfresh) (OTCQB: BRFH), a manufacturer of frozen, ready-to-blend beverages for quick service and casual restaurants, has closed a $2.5 million private placement of common stock and warrants with new and existing accredited investors, institutional investors and management.

“Since we secured the worldwide, exclusive patent rights to our ready-to-blend beverage packs late last year, we have made tremendous progress,” said Riccardo Delle Coste, president and CEO of Barfresh. “We have extended and enhanced our product range for both local and international markets, ordered additional manufacturing lines, engaged large customers as well key domestic and international distribution partners.

“This funding, which reflects strong shareholder confidence in our capabilities and market strategy, will help propel us to the next level of growth, allowing us to satisfy the expected demands of our customers and marketing partners. Our timing could not be more ideal, with the U.S. smoothie market growing 80 percent to more than $2 billion over the last five years, and the global market expected to hit $9 billion by 2015.

“We will use this new influx of capital to aggressively pursue these growth markets as we execute and deliver on business we have been developing. This includes new agreements for our unique, patented, ready-to-blend Smoo™ beverage system with major quick service restaurants and additional distribution partners in the U.S. and abroad.”

Barfresh’s proprietary Smoo system uses controlled, pre-packaged portions to deliver freshly made frozen beverages that are quick, cost efficient, and do not require significant equipment or space to produce. Unlike traditional methods, the all-in-one Smoo packs include everything needed to produce a flavorful, freshly made smoothie, shake or frappe -- even the ice. This results in a consistent product every time with no waste and allows for simple, low-cost inventory management.

Under the terms of the funding transaction, Barfresh sold 5,000,000 common shares for $0.50 per share, along with warrants to purchase up to an aggregate of 2,500,000 shares of common stock at an exercise price of $0.60 per share. The warrants will expire in three years.

This release does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Barfresh Food Group Barfresh Food Group, Inc. (OTCQB: BRFH) is a developer, manufacturer and distributer of ready-to-blend beverages, including smoothies, shakes and frappes, primarily for restaurant chains in the quick serve restaurant and casual dining sectors. The company’s proprietary, U.S. patent-pending system uses portion-controlled pre-packaged beverage ingredients that deliver freshly made smoothies that are quick, cost efficient and without waste. For more information, please visit www.barfresh.com/us.

Forward Looking Statements Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s commercial progress and future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, among others. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. The contents of this release should be considered in conjunction with the warnings, risk factors and cautionary statements contained in the Company’s recent filings with the Securities Exchange Commission, including its Annual Report on Form 10K and Quarterly Reports on Form 10Q. Furthermore, the Company does not intend, and is not obligated, to update publicly any forward-looking statements, except as required by law.